Exhibit 3.52

STATE OF MISSOURI

Robin Carnahan
Secretary of State

00374144

CERTIFICATE OF CORPORATE RECORDS

PRESIDENT RIVERBOAT CASINO-MISSOURI, INC.

I, ROBIN CARNAHAN, Secretary of the State of the State of Missouri and Keeper of the Great Seal thereof, do hereby certify that the annexed pages contain a full, true and complete copy of the original documents on file and of record in this office for which certification has been requested.

IN TESTIMONY WHEREOF, I have set my hand and imprinted the GREAT SEAL of the State of Missouri, on this, the 5th day of August, 2009

Secretary of State

Certification Number: 1200[illegible] Reference:
Verify this certificate online at http://www.sos.mo.gov/businessentity/verification

FILED AND CERTIFICATE OF
INCORPORATION ISSUED
DEC 11 1992
Ray D. Blunt
ARTICLES OF INCORPORATION
OF
THE PRESIDENT RIVERBOAT CASINO-MISSOURI, INC.
     The undersigned natural person of the age of eighteen (18) years or more for the purpose of forming a corporation under The General and Business Corporation Law of Missouri adopts the following Articles of Incorporation:
ARTICLE I
     The name of the Corporation is The President Riverboat Casino-Missouri, Inc.
ARTICLE II
     The address, including street and number, if any, of the Corporation’s initial registered office in this State is One Mercantile Center, Suite 3400, St. Louis, Missouri 63101, and the name of its initial registered agent at such address is Michael Lazaroff.
ARTICLE III
     The aggregate number, class and par value, if any, of shares which the Corporation shall have authority to issue shall be One Thousand (1,000) shares of Common Stock having a par value of One Dollar ($1.00) per share.
ARTICLE IV
     The name and place of residence of the incorporator is Michael Lazaroff, 42 Broadview Drive, St. Louis, Missouri 63105.
ARTICLE V
     The number of directors to constitute the first Board of Directors shall be three (3), who need not be shareholders.

Thereafter, the number of directors to constitute the Board of Directors shall be fixed by, or in the manner provided in, the By-Laws of the Corporation, and any change in the number will be reported to the Missouri Secretary of State within thirty (30) calendar days of such change.
     The names of the persons to constitute the first Board of Directors are John E. Connelly, Edward S. Ellers and Gary D. Armentrout.
ARTICLE VI
     In all elections of directors, each shareholder entitled to vote shall have the right to cast only as many votes as shall equal the number of shares held by the shareholder in the corporation. There shall be no right to cumulative voting in election of directors.
ARTICLE VII
     The duration of the Corporation is perpetual.
ARTICLE VIII
     The Corporation is formed to engage in any lawful business.
ARTICLE IX
     (1) This Corporation shall and does hereby indemnify any person who is or was a director or officer of the Corporation or any subsidiary against any and all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred by such person in connection with any civil, criminal, administrative or investigative action, suit, proceeding or claim (including any action by or in the right of the Corporation or a subsidiary) by reason of the fact that such person is or was serving in such capacity; provided, however, that no such person shall be entitled to any indemnification pursuant to this subsection (1) on account of conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest or to have constituted willful misconduct.
     (2) This Corporation may, to the extent that the Board of Directors deems appropriate and as set forth in a by-law or resolution, indemnify any person who is or was an employee or agent of this Corporation or any subsidiary or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) against any and all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred by such person in connection with any civil, criminal, administrative or investigative action, suit, proceeding or claim (including an action by or in the right of the Corporation or a subsidiary) by reason of the fact that such person is or was serving in such capacity; provided, however, that no such person shall be entitled to any indemnification pursuant to this subsection (2) on account of conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest or to have constituted willful misconduct.
     (3) This Corporation may, to the extent that the Board of Directors deems appropriate, make advances of expenses, including attorneys’ fees, incurred prior to the final disposition of a civil, criminal, administrative or investigative action, suit, proceeding or claim (including an action by or in the right of the Corporation or a subsidiary) to any person to whom indemnification is or may be available under this Article; provided, however, that prior to making any advances, the Corporation shall receive a written undertaking by or on behalf of such person to repay such amounts advanced in the event that it shall be ultimately determined that such person is not entitled to such indemnification.
     (4) The indemnification and other rights provided by this Article shall not be deemed exclusive of any other rights to which a person to whom indemnification is or may be otherwise available under these Articles of Incorporation, the By-laws or any agreement, vote of shareholders or disinterested directors or otherwise, may be entitled. This Corporation is authorized to purchase and maintain insurance on behalf of the Corporation or any person to whom indemnification is or may be available against any liability asserted against such person in, or arising out of, such person’s status as director, officer, employee or agent of this Corporation, any of its subsidiaries or another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) which such person is serving at the request of the Corporation.
     (5) Each person to whom indemnification is granted under subsection (1) of this Article is entitled to rely upon the indemnification and other rights granted hereby as a contract with this Corporation and such person and such person’s heirs, executors, administrator and estate shall be entitled to enforce against this Corporation all indemnification and other rights granted to such person by subsections (1) and (3) and this subsection (5) of this Article. The indemnification and other rights granted by subsections (1) and (3) and this subsection (5) of this Article shall survive amendment, modification or repeal of this Article, and no such amendment, modification or repeal shall act to reduce, terminate or otherwise adversely affect the rights to indemnification granted hereby, with respect to any expenses, judgments, fines and amounts paid in settlement incurred by a person to whom indemnification is granted under subsection (1) of this Article with respect to an action, suit, proceeding or claim that arises out of acts or omissions of such person that occurred prior to the effective date of such amendment, modification or repeal.
     Any indemnification granted by the Board of Directors pursuant to subsection (2) of this Article, shall inure to the person to whom the indemnification is granted, and such person’s heirs, executors, administrator and estate; provided, however, that such indemnification may be changed, modified or repealed, at any time or from time to time, at the discretion of the Board of Directors and the survival of such indemnification shall be in accordance with terms determined by the Board of Directors.
     (6) For the purposes of this Article, “subsidiary” shall mean any corporation, partnership, joint venture, trust or other enterprise of which a majority of the equity or ownership interest is directly or indirectly owned by this Corporation.

ARTICLE X
     At any time or times before the Corporation has received any payment for any of its shares, the Board of Directors may adopt amendments to the Articles of Incorporation by executing and verifying a certificate of amendment as provided by The General and Business Corporation Law of Missouri. After the Corporation has received payment for any of its shares, amendments to the Articles of Incorporation shall be made in the manner prescribed by The General and Business Corporation Law of Missouri. The power to make, alter, amend, or repeal the By-Laws of the Corporation shall be vested in the Board of Directors.
     The Board of Directors shall have and exercise such further powers as are provided it under present or future laws of the State of Missouri.
     IN WITNESS WHEREOF, these Articles of Incorporation have been signed this 11th day of December, 1992.

/s/ Michael Lazaroff
Michael Lazaroff, Incorporator

STATE OF MISSOURI	)
	)	SS.
COUNTY OF ST. LOUIS	)
     I, Renata Miller, a Notary Public, do hereby certify that on the 11th day of December, 1992, personally appeared before me Michael Lazaroff, who, being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator and that the statements therein contained are true.

RENATA MILLER
My commission expires:	NOTARY PUBLIC — STATE OF MISSOURI
MY COMMISSION EXPIRES AUG. 9, 1994
ST. LOUIS COUNTY

/s/ Renata Miller

Notary Public
FILED AND CERTIFICATE OF
INCORPORATION ISSUED
DEC 11 1992
Ray D. Blunt

STATE OF MISSOURI

SEAL OF THE SECRETARY OF STATE
MISSOURI

ROY D. BLUNT
SECRETARY OF STATE

CORPORATION DIVISION

CERTIFICATE OF INCORPORATION

WHEREAS, DUPLICATE ORIGINALS OF ARTICLES OF INCORPORATION OF

THE PRESIDENT RIVERBOAT CASINO-MISSOURI, INC.

HAVE BEEN RECEIVED AND FILED IN THE OFFICE OF THE SECRETARY OF STATE, WHICH ARTICLES, IN ALL RESPECTS, COMPLY WITH THE REQUIREMENTS OF THE GENERAL AND BUSINESS CORPORATION LAW;

NOW, THEREFORE, I, ROY D. BLUNT, SECRETARY OF STATE OF THE STATE OF MISSOURI, BY VIRTUE OF THE AUTHORITY VESTED IN ME BY LAW, DO HEREBY CERTIFY AND DECLARE THIS ENTITY A BODY CORPORATE, DULY ORGANIZED THIS DATE AND THAT IT IS ENTITLED TO ALL RIGHTS AND PRIVILEGES GRANTED CORPORATIONS ORGANIZED UNDER THE GENERAL AND BUSINESS CORPORATION LAW.

IN TESTIMONY WHEREOF, I HAVE SET MY HAND AND IMPRINTED THE GREAT SEAL OF THE STATE OF MISSOURI, ON THIS, THE 11TH DAY OF DECEMBER, 1992.

THE GREAT SEAL OF THE STATE OF MISSOURI
MDCCCXX

Roy D. Blunt
Secretary of State

$53.00

STATE OF MISSOURI ... Office of Secretary of State
ROY D. BLUNT, Secretary of State
Amendment of Articles of Incorporation
FILED AND CERTIFICATION
ISSUED
DEC 17 1992
CHAPTER 351.095 RSMo
Section #1 (Directors)
HONORABLE ROY D. BLUNT
SECRETARY OF STATE
STATE OF MISSOURI
P.O. BOX 778
JEFFERSON CITY, MO 65102
1.	The name of the corporation is The President Riverboat Casino-Missouri, I .

2.	An amendment to the corporation’s Articles of Incorporation was adopted by the directors on December 16, 1992.
(date)
3.	Article # I is amended to read as follows:
     The name of the Corporation is President Riverboat Casino-Missouri, Inc.
4.	On the date of adoption of the amendment by the directors, the above corporation had not received any payment for any of its shares.

Majority of the board of directors signatures
/s/ John E. Connelly
John E. Connelly

/s/ Edward S. Ellers
Edward S. Ellers

NOTARY EXECUTION ON REVERSE
Corp. #44A

State of Missouri	}
ss
City of St. Louis
I, Sandra S. Rhodes, a Notary Public, do hereby certify that on this 16th day of December, 1992, personally appeared before me John E. Connelly who, being by me first duly sworn, declared that he is a director of The President Riverboat Casino-Missouri, Inc. that he signed the foregoing document as a director of the corporation, and that the statements therein contained are true.

NOTARIAL SEAL	/s/ Sandra S. Rhodes
Notary Public
My commission expires 3/11/95
SANDRA S. RHODES
NOTARY PUBLIC — STATE OF MISSOURI
MY COMMISSION EXPIRES MAR. 11, 1995
ST. LOUIS COUNTY

State of Missouri	}	ss
City of St. Louis
I, Sandra S. Rhodes, a Notary Public, do hereby certify that on this 16th day of December, 1992, personally appeared before me Edward S. Ellers who, being by me first duly sworn, declared that he is a director of The President Riverboat Casino-Missouri, Inc. that he signed the foregoing document as a director of the corporation, and that the statements therein contained are true.

NOTARIAL SEAL	/s/ Sandra S. Rhodes
Notary Public
My commission expires 3/11/95
SANDRA S. RHODES
NOTARY PUBLIC — STATE OF MISSOURI
MY COMMISSION EXPIRES MAR. 11, 1995
ST. LOUIS COUNTY

No. 00374144
STATE OF MISSOURI
ROY D. BLUNT, Secretary of State
CORPORATION DIVISION
Certificate of Amendment
WHEREAS, PRESIDENT RIVERBOAT CASINO-MISSOURI, INC. (FORMERLY: THE PRESIDENT RIVERBOAT CASINO-MISSOURI, INC.) a corporation organized under The General and Business Corporation Law has delivered to me a Certificate of Amendment of its Articles of Incorporation and has in all respects complied with the requirements of law governing the amendment of Articles of Incorporation under The General and Business Corporation Law.
NOW, THEREFORE, I, ROY D. BLUNT, Secretary of State of the State of Missouri, do hereby certify that I have filed said Certificate of Amendment as provided by law, and that the Articles of Incorporation of said corporation are amended in accordance therewith.

IN TESTIMONY WHEREOF, I hereunto set my hand and affix the GREAT SEAL of the State of Missouri. Done at the City of Jefferson, this 17th day of December, 1992.

/s/ Roy D. Blunt
Secretary of State
Fee $ 20.00
Corp. #20(3-87)

ADMINISTRATIVE DISSOLUTION	STATE of MISSOURI
OR REVOCATION FOR A	JUDITH K. MORIARTY
FOR-PROFIT CORPORATION	Secretary of State
00374144
PRESIDENT RIVERBOAT CASINO-MISSOURI, INC.
% MICHAEL LAZAROFF
      ONE MERCANTILE CTR., #3400
      ST. LOUIS MO 63101
The above corporation has failed to comply with Section 351.484, 351.525 or, 351.598 RSMo, by:
(x)	Failing to pay its franchise taxes;

( )	Failing to file a correct annual report to the Secretary of State;

( )	Failing to maintain a registered agent or registered office;

( )	Failing to extend its period of duration;

( )	Procuring its franchise with the use of fraud;

( )	Operating outside the authority conferred by law or by violating the criminal law after written demand to discontinue was delivered;

( )	Failing to pay any final assessment of employer withholding tax;

( )	Failing to pay any final assessment of sales and use taxes, including local sales taxes;
Therefore, the above corporation stands administratively dissolved or revoked under the provisions of Section 351.486 or Section 351.602, RSMo, as of JULY 27, 1993
NOW, THEREFORE, I, Judith K. Moriarty, Secretary of State, do hereby declare the above corporation administratively dissolved or revoked by this state, subject to rescission as in these acts provided.
IN TESTIMONY WHEREOF, I hereunto set my hand and affix my seal this 27TH DAY OF JULY, 1993.

/s/ Judith K. Moriarty

Secretary of State

State of Missouri
Judith K. Moriarty, Secretary of State
P.O. Box 778, Jefferson City, Mo. 65102
Corporation Division
Application for Rescinding
Administrative Dissolution
(Submit in duplicate)
(1)	The corporation’s name is: President Riverboat Casino-Missouri, Inc. (Note: The corporate name is held for one (1) year from date of administrative dissolution. If name is not available after this time, the Articles must be amended to change the name.)

(2)	The date of the administrative dissolution was: 7/27/93

 month/day/year
(3)	The grounds for administrative dissolution which have been eliminated were: (Check appropriate box or boxes)
FILED
AUG 17 1993

SECRETARY OF STATE
☐	Failing to pay its franchise taxes;

☐	Failing to file a correct annual registration report;

☐	Failing to maintain a registered agent or office;

☐	Failing to extend its period of duration;

☐	Procuring its franchise with the use of fraud:

☐	Failing to pay any final assessment of employer withholding tax or sales and use taxes, including local sales taxes.
(4)	Attached is a certificate of tax clearance from the Department of Revenue reciting that all state taxes have been paid.
In affirmation thereof, the facts stated above are true.

/s/ [ILLEGIBLE]	Vice President	8/16/93

(Authorized signature of officer or chairman of the board)	(Title)	(Date of signature)

COLLECTIONS BUREAU	STATE OF MISSOURI
P O BOX 3666	Department of Revenue
JEFFERSON CITY MO 65105-3666	(314) 751-9268
JEFFERSON CITY FILING SERVICE
MELBA DALY
1701 SWIFTS HIGHWAY
JEFFERSON CITY MO 65109
August 16, 1993

RE:	REINSTATEMENT OF CORPORATION RIGHTS OF: PRESIDENT RIVERBOAT CASINO-MISSOURI, INC. CORPORATION NO: 00374144 UNDER SECTION 351.540, RSMo
Dear Ms. Daly:
In response to the corporation’s request, a review of the tax records has been completed. There are no delinquencies with respect to Missouri state taxes.
This letter does not limit the authority of the Department of Revenue to conduct audits or reviews of the taxpayer’s records. Further this letter does not restrict the Department from pursuing collection of liabilities arising from such audits or reviews.
This letter does not constitute reinstatement of corporation status or rights. To be reinstated, this letter must be presented to the Missouri Secretary of State, along with the required affidavit and any other information requested by the Office of the Secretary of State. THIS LETTER REMAINS VALID FOR 30 DAYS FROM THE ISSUANCE DATE.
Sincerely,
Neal G. Jones
Administrator
KMS: DU0800
CBN001
93228030145

STATE OF MISSOURI

Judith K. Moriarty
SECRETARY OF STATE
CORPORATION DIVISION

CERTIFICATE OF RESCISSION

I, JUDITH K. MORIARTY, SECRETARY OF STATE OF THE STATE OF MISSOURI, HEREBY CERTIFY THAT THE ADMINISTRATIVE DISSOLUTION OR FORFEITURE ENTERED AGAINST

PRESIDENT RIVERBOAT CASINO-MISSOURI, INC.

ON THE 27TH DAY OF JULY, 1993, AS PROVIDED IN THE GENERAL AND BUSINESS CORPORATION LAW WAS THIS DAY RESCINDED, AND SAID CORPORATION WAS ON THIS DATE HEREBY RESTORED TO GOOD STANDING ON THE RECORDS OF THIS OFFICE.

IN TESTIMONY WHEREOF, I HAVE SET MY HAND AND IMPRINTED THE GREAT SEAL OF THE STATE OF MISSOURI, ON THIS, THE 17TH DAY OF AUGUST, 1993.

Judith K. Moriarty
Secretary of State

$ 135.00

State of Missouri
Rebecca McDowell Cook, Secretary of State

Corporations Division P.O. Box 778, Jefferson City, MO 65102	James C. Kirkpatrick State Information Center 600 W. Main Street, Rm 322, Jefferson City, MO 65101
Statement of Change of Registered Agent and/or
Registered Office
By a Foreign or Domestic For Profit or Nonprofit Corporation
Instructions
1.	This form is to be used by either a for profit or nonprofit corporation to change either or both the name of its registered agent and/or the address of its existing registered agent.

2.	There is a $10.00 fee for filing this statement. It must be filed in DUPLICATE.

3.	P.O. Box may only be used in conjunction with a physical street address.

4.	Agent and address must be in the State of Missouri.

5.	The corporation may not act as its own agent.
Charter No. 00374144
(1)	The name of the corporation is: President Riverboat Casino-Missouri, Inc.

(2)	The address, including street and number, of its present registered office (before change) is:

one Mercantile Center, #3400 ST. Louis, MO. 63101 Address City/State/Zip

(3)	The address, including street and number, of its registered office is hereby changed to:

120 South Central Avenue, Clayton, MO. 63105 Address (P.O. Box may only be used in conjunction with a physical street address) City/State/Zip

(4)	The name of its present registered agent (before change) is: MICHAEL LAZAROFF

(5)	The name of the new registered agent is: CT CORPORATION SYSTEM

Authorized signature of new registered agent must appear below:

CONSENT ATTACHED (May attach separate originally executed written consent to this form in lieu of this signature)

(6)	The address of its registered office and the address of the office of its registered agent, as changed, will be identical.

(7)	The change was authorized by resolution duly adopted by the board of directors.
In affirmation of the facts stated above,

/s/ James A. Zweifel	James A. Zweifel

(Authorized signature of officer or, if applicable, chairman of the board)	(Printed Name)

Executive vice-President & CFO	2-18-01

(Title)	(month/day/year)
Corp. #59 (5/99)

FILED
FEB 24 2000	FEB 22 2000
SECRETARY OF STATE

ACCEPTANCE OF APPOINTMENT AS REGISTERED AGENT
RE:     PRESIDENT RIVERBOAT CASINO-MISSOURI, INC.
     C T Corporation System hereby accepts appointment as registered agent in the State of Missouri.
     Dated: February 16, 2000

C T CORPORATION SYSTEM

By	/s/ Jonathan L. Miles Jonathan L. Miles,
Assistant Secretary

File Number
00374144
Date Filed: 12/20/2007
Robin Carnahan
Secretary of State

State of Missouri
Robin Carnahan, Secretary of State

Corporations Division
P.O. Box 778 / 600 W. Main Street, Rm 322
Jefferson City, MO 65102
Statement of Change of Registered Agent and/or Registered Office
By a Foreign or Domestic For Profit or Nonprofit Corporation or a Limited Liability Company
Instructions
1.	This form is to be used by either a for profit or nonprofit corporation or a limited liability company to change either or both the name of its registered agent and/or the address of its existing registered agent.

2.	There is a $10.00 fee for filing this statement.

3.	P.O. Box may only be used in conjunction with a physical street address.

4.	Agent and address must be in the State of Missouri.

5.	The corporation may not act as its own agent.
Charter No. 00374144
(1)	The name of the business entity is: President Riverboat Casino-Missouri, Inc.

(2)	The address, including street and number, of its present registered office (before change) is:

120 South Central Avenue, Clayton, Missouri 63105

Address City/State/Zip

(3)	The address, including street and number, of its registered office is hereby changed to:

2345 Grand Boulevard, Suite 2400, Kansas City, Missouri 64108

Address (P.O. Box may only be used in conjunction with a physical street address) City/State/Zip

(4)	The name of its present registered agent (before change) is: C T Corporation System

(5)	The name of the new registered agent is: Registered Agent, Ltd.

Authorized signature of new registered agent must appear below:

/s/ [ILLEGIBLE]
(May attach separate originally executed written consent to this form in lieu of this signature)
(6)	The address of its registered office and the address of the office of its registered agent, as changed, will be identical.

(7)	The change was duly authorized by the business entity named above.
In Affirmation thereof, the facts stated above are true and correct:
(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

/s/ John A. Godfrey	John A. Godfrey

Authorized signature of officer or, if applicable, chairman of the board	Printed Name

Secretary	November 8, 2007

Title	month/day/year
Name and address to return filed document:
Name: Elaine Pumphrey, Pinnacle Entertainment
Address: 3800 Howard Hughes Parkway Suite 1800
City, State, and Zip Code: Las Vegas NV 89169

State of Missouri
Change/Resignation of Agent 1 Page(s)